Exhibit 99.2

LANDAUER, INC. Fiscal 2012 Third Quarter Results August 7 th , 2012

Some of the information shared here (including, in particular, the section titled “Fiscal 2012 Outlook”) constitutes forward - looking statements that are based on assumptions and involve certain risks and uncertainties . These include the following, without limitation : assumptions, risks and uncertainties associated with the Company’s development and introduction of new technologies in general ; the ability to protect and utilize the Company’s intellectual property ; continued customer acceptance of the InLight technology ; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats ; military and other government funding for the purchase of certain of the Company’s equipment and services ; the impact on sales and pricing of certain customer group purchasing arrangements ; changes in spending or reimbursement for medical products or services ; the costs associated with the Company’s research and business development efforts ; the usefulness of older technologies and related licenses and intellectual property ; the effectiveness of and costs associated with the Company’s IT platform enhancements ; the anticipated results of operations of the Company and its subsidiaries or ventures ; valuation of the Company’s long - lived assets or business units relative to future cash flows ; changes in pricing of products and services ; changes in postal and delivery practices ; the Company’s business plans ; anticipated revenue and cost growth ; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions ; the risks associated with conducting business internationally ; costs incurred for potential acquisitions or similar transactions ; other anticipated financial events ; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long - term financing ; the timing and extent of changes in interest rates ; the level of borrowings ; foreign exchange rates ; government regulations ; accreditation requirements ; changes in the trading market that affect the cost of obligations under the Company’s benefit plans ; and pending accounting pronouncements . These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today . These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses . Additional information may be obtained by reviewing the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10 - K for the year ended September 30 , 2011 , and other reports filed by the Company from time to time with the Securities and Exchange Commission . During the past several years, the Company has been engaged in an initiative to re - engineer many of its business processes and replace significant components of its information technology systems . A principal component of this initiative is the implementation of new enterprise resource planning software and other applications to manage certain business operations . This enhancement of the Company’s IT platform has been a complex project and has involved extensive customization of the Company’s software and IT systems . In July 2012 , the enhanced IT platform became operational . Although the Company has been encouraged by its experience with the enhanced platform during the first few weeks of the platform’s start - up phase, there can be no assurance that, during the remainder of this start - up phase, the new platform will continue to maintain its functionality at the levels anticipated or otherwise meet the Company’s business and operational objectives . If unforeseen problems arise, the Company’s operations could be adversely impacted, including the ability of the Company to perform one or more of the following in a timely manner : customer quotes, customer orders, product shipment, customer services and support, order billing and tracking, contractual obligations fulfillment and related operations . As previously disclosed, the Company expects to incur ongoing maintenance expenditures for the new IT platform at levels higher than the Company traditionally experienced under its prior platform . Unforeseen problems with the new platform could increase further such expenditures . 2 Safe Harbor Statement

3  Consolidated Revenue grew 34.5 percent to $ 39.2 million  Consolidated Gross profit grew 28 percent to $21.8 million on increased revenue and mix  Radwatch System s hipments of $1.8 million during the third quarter to the military and first responders markets, and received additional orders during this period  Medical Products segment contributed $4.2 million in Q3  Operating income of $9.2 million, includes $1.6 million expense related to: » Acquisition related expense, $0.3 million » IT Platform Enhancement, $0.6 million » Non - cash stock based compensation expense, $0.7 million  GAAP Net income of $6.6 million, or $ 0.69 per diluted share, included: » $0.14 of non - recurring and non - cash charges, after giving effect to tax  Dividend paid of $0.55 per share for the third fiscal quarter of fiscal 2012 » Providing an annual dividend rate of $2.20 » Paid on July 3, 2012 ▪ Q3 Adjusted EBITDA of $ 13.9 million and YTD Adjusted Free Cash Flow of $34.8 million $ 23,859 $ 26,926 $ 5,298 $ 8,064 $ 4,215 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 Q3 2011 Q3 2012 Thousands Revenues Radiation Measurement Medical Physics $ 7,789 $ 6,812 $ 43 518 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 Q3 2011 Q3 2012 Thousands Operating Income Radiation Measurement Medical Physics Medical Products Fiscal 2012 Third Quarter Highlights 1,919

LANDAUER

# Landauer Strategy Overview



Strategic Priorities
1. Optimize Core
2.Competitive Growth
3. Strategic Expansion
Deliver Upside Growth
Value Creation

### Optimize the Core

- New Management: 2006 - 2012
  - CFO Q1'12
  - President, Rad. Measurement Q3'12
- Restructure: Cost
- IT/ERP system
  - Went Live July 9th

### Competitive Growth

- OSL / InLight – new international market access
- New Channels and Geographies
  - Military, First Responder, International.
  - $20 million Orders Rec'd to date
- New Products/Existing/Channel
  - Patient Monitoring

### Strategic Expansion

- Radiation Safety Continuum Execution:
  - Medical Physics acquisitions
  - IZI Medical Products Acquisition
  - Leverage core competencies and footprint to expand market opportunities

4

Therapeutic / Diagnostic Accessories Information Imaging Physics Therapy Physics Patient Monitoring Occupational Monitoring Consulting Strategic Expansion Existing Services with Penetration Opportunities* Complementary Adjacent Products / Services _____________________ (1) Average Revenue per Facility greater than $405K. The Radiation Safety Continuum 5 Medical Products Medical Physics Radiation Measurement Greater than $1.5 Billion Market Opportunity “Dose Accuracy” “Dose to Worker” “Dose to Patient”

Addressable Markets 2005 2010 2011 2012 Occupational Monitoring Radon Military Emergency Response Forensics Dose Reconstruction Patient Dose Consumer Radiation Radiation Markers Radiation Shielding Occupation Monitoring Radiation Instruments Radiation Measurements Patient Dose Information Management Commissioning Data Analytics Peak Demand Services Imaging Therapy Radiation Measurements Center For Innovation = OUR ROADS TO GROWTH IN EXCESS OF $1.5 BILLION GLOBAL MARKET POTENTIAL Strategy Overview Through the Lens of 2012 6

7 Competitive Growth Expanding Global Military Relationships  The U.S. military has now issued orders in excess of $20 million to upgrade the Army’s tactical dosimetry capabilities, and dosimetry laboratory • Radwatch system shipments in Q3 ’12, and completed first article testing x $1.8 million primarily to National Guard, First Responders Market • Pursuing additional orders with the military and First Responders markets ▪ Recognition of global military interest in the Radwatch system - discussions with six additional military organizations outside of the U.S. Progress with Emergency Responder Markets ▪ Shipped the first FEMA emergency response order in Q1, with additional FEMA shipments in Q2 and Q3 ▪ Issued 275,000 badges and currently monitoring ~100,000 Fukushima area individuals in Japan, which reinforces emergency response credibility • Approximately $2.0 - $2.5 million of incremental revenue in Nagase - Landauer, our Japan joint venture. Landauer impact reflected in equity earnings. Expansion of Nuclear Footprint  Continuing to pursue additional nuclear power plant facilities, Landauer’s current market share above 52 percent

Military and Emergency Response Market Opportunity  Expanding application of next generation technology to pursue global military and first responder radiation monitoring markets  The U.S. military has now issued orders in excess of $20 million to upgrade the Army’s tactical dosimetry capabilities, and dosimetry laboratory • Radwatch system shipments in Q3 ’12, and completed first article testing • Pursuing additional orders with Military and First Responders markets ▪ Recognition of global military interest in the Radwatch system - discussions with six additional military organizations outside of the U.S. ▪ Developing mutual aid response strategy to synchronize first responders, military radiation monitoring strategies, and the nuclear industry ▪ Shipped the first FEMA emergency response order in Q1, with additional FEMA shipments in Q2 and Q3 8

9 Strategic Expansion Medical Physics  Medical Physics produced $8.1 million in revenues for third quarter 2012; represents growth of more than 50 percent from prior year period  Results highlight ongoing efforts to increase episodic equipment commissioning sales leveraging a relatively fixed cost structure  Continued focus on driving growth and profitability translated to another quarter of positive operating income, operating margin 6.4 percent Medical Products  Medical Products segment generated revenues of $4.2 million for third quarter 2012  Operating income of $1.9 million, operating margin 45.5 percent

10 Optimize the Core Systems Initiative Update  Went “Live” in July.  Substantial expense will continue to be incurred to support the stabilization of the system through the fourth quarter 2012 – $3.8 million ($2.5 million net of tax) of non - recurring expense spending in fiscal 2012 to support the successful completion of the Company’s systems initiative and the related post implementation support – Incremental depreciation and amortization over fiscal 2011 of $1.0 million ($0.7 million net of tax) related to the deployment of the final phase of the Company’s systems initiative in the fourth fiscal quarter of fiscal 2012  Measured approach to the phased implementation has paid dividends – Minimized the risk of any disruptions to customers or on Landauer daily operations – Remain positioned to realize the operational efficiencies of the new systems over the long - term

Dividend Policy and Outlook 11 Dividend Policy  Board of Directors declared a regular quarterly cash dividend of $0.55 per share for the third quarter of fiscal 2012 – This represents an annual rate of $2.20 per share, consistent with fiscal 2011 levels – The dividend was paid on July 3, 2012 to shareholders of record on June 8, 2012 Fiscal 2012 Outlook  Expected Revenue $150 to $157 million, which includes 10 months of contributions from the recent IZI Medical Products acquisition  Adjusted EBITDA of $53 to $57 million  Net Income of $21 to $23 million, including non recurring charges reflected above – The accretive impact of the November 2011 acquisition of IZI Medical Products producing $1.1 million to $1.5 million of net income for the 10 months included in fiscal 2012

Questions? Fiscal 2012 Third Quarter Results August 7 th , 2012